Exhibit 10.10.2

FIRST AMENDMENT TO THE

AGENUS INC.

2019 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Agenus Inc. Incentive Award Plan (as amended to date, the “Plan”), dated as of February 2, 2022, is made and adopted by Agenus Inc. (the “Company”), a Delaware corporation.  Defined terms used herein without definition shall have the meanings given to such terms in the Plan.

1.Section 6(a)(4) of the Plan is hereby amended to read as follows:

(4)    Vesting, etc. The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms on which a Stock Option or SAR remains exercisable. Notwithstanding the foregoing, no Award may be scheduled to vest, in whole or in part, prior to the date that is one year following the date the Award is granted; provided, however, that (i) Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent of the Share Pool may be granted without regard to such one-year minimum scheduled vesting period, and (ii) this one-year minimum scheduled vesting period shall not apply to any Awards granted to a Participant in lieu of or settlement of fully-vested cash awards or payments otherwise payable to such Participant). Unless the Administrator expressly provides otherwise, the following rules will apply if a Participant’s Employment ceases:

(A)    Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.

(B)    Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

Exhibit 10.10.2

2.This Amendment shall be and is hereby incorporated in and forms a part of the Plan.  All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.  The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 2, 2022.

  AGENUS INC.

By: /s/ Christine M. Klaskin

Name: Christine Klaskin

Its: Corporate Secretary